PetMeds Enhances Board of Directors with Appointment of Tamar Elkeles as New Independent Director
Dr. Elkeles Brings Deep Experience and Proven Track Record in Shaping Human Capital Strategy to Support Strategic Growth and Operational Execution
DELRAY BEACH, Fla., September 21, 2026 — PetMed Express, Inc., dba PetMeds and parent company of PetCareRx (Nasdaq: PETS), today announced the appointment of Tamar Elkeles, PhD as a new independent director and Chair of the Compensation and Human Capital Committee, effective September 17, 2026.
Dr. Elkeles brings more than three decades of experience as an executive, board member, and strategic advisor across the technology, enterprise software and human capital industries. From 1992 to 2015, she served as Chief Learning & Talent Officer at Qualcomm, where she helped shape the human capital strategy that supported the company's growth from $100 million to more than $25 billion in revenue and its global workforce from 700 to 35,000 employees. She currently serves as a Senior Advisor at East Wind Advisors, an Advisor at 444 Capital and a Venture Partner at Emerge Capital and she sits on the boards of Brightline Interactive and Open Sesame.
Dr. Elkeles’ appointment follows the Company’s recent announcement regarding its executive leadership transition, in which consumer and e-commerce sector veteran Jeff Willard was appointed Chief Executive Officer and President, succeeding Leslie C.G. Campbell, who served as Interim CEO and President alongside her role as Chair of the Board.
"As part of our ongoing commitment to proactive board refreshment and strong corporate governance, we are thrilled to welcome Tamar to the Board," said Justin Mennen, incoming Chair of the Board. " As PetMeds continues to scale and execute on its long-term growth priorities, Tamar’s deep experience and proven track record in building high-performing cultures and aligning talent with strategic growth will be an invaluable asset to our Board and leadership team,” added Mr. Mennen.
"I am honored to join the PetMeds Board of Directors at such a pivotal inflection point for the business," said Dr. Elkeles. "With a solid operational and cultural foundation in place, I look forward to working with Justin, Jeff, and the entire Board to support PetMeds’ organizational growth priorities and drive long-term, sustainable value for our shareholders."
About PetMeds
Founded in 1996, PetMeds is a pioneer in the direct-to-consumer pet healthcare sector. As a trusted national online pharmacy, PetMeds is licensed across all 50 states and staffed with expert pharmacists dedicated to supporting pet wellness, pets and pet parents, and the veterinarians who serve them. Through its PetMeds family of brands and through its PetCareRx subsidiary, the Company offers a comprehensive range of pet health solutions — including top-brand and generic pharmaceuticals, compounded medications, and better-for-your-pet OTC supplements and nutrition. Focused on value, convenience, and care, PetMeds and PetCareRx empower pet parents to help their dogs, cats, and horses live longer, healthier lives. To learn more, visit www.PetMeds.com and www.PetCareRx.com.
Forward-Looking Statements
This press release may contain “forward-looking statements”, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve a number of risks and uncertainties, including the Company’s ability to meet the objectives included in its business plan. These forward-looking statements include, without limitation, statements regarding the Company’s ability to
4937-3157-4463.3

deliver long-term sustainable value for its shareholders; and the Company’s ability to scale and, execute on its long-term growth priorities. Important factors that could cause results to differ materially from those indicated by such forward-looking statements are set forth in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections in the Company’s Annual Report on Form 10-K filed on June 2, 2026 for the fiscal year ended March 31, 2026. The Company’s future results may also be impacted by other risk factors listed from time to time in the Company’s filings with the Securities and Exchange Commission, including, but not limited to, the Company's Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and periodic filings on Form 8-K. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this press release and should not be relied upon as representing the Company’s views as of any subsequent date. The Company explicitly disclaims any obligation to update any forward-looking statements, other than as may be required by law. If the Company does update one or more forward-looking statements, no inference should be made that the Company will make additional updates with respect to those or other forward-looking statements.
Investor Contact
ICR, LLC
Reed Anderson
investor@petmeds.com
4937-3157-4463.3